EXHIBIT 10.5

DOT COM ENTERTAINMENT GROUP, INC.
a Florida Corporation
(the "Company")

STOCK OPTION PLAN

(As adopted by the Board of Directors on the 2nd day of February, 1999)

(As amended on the 10th day of July, 2000)

1.     Purposes

        The Company's Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The Plan is also intended to provide and encourage stock ownership by officers, directors and employees of, and consultants to, the Company and to afford such persons the right to increase their proprietary interest in the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options"). The Company makes no warranty as to the qualification of any Options as ISOs.

2.     Administration of Plan

        The Plan shall be administered by the Compensation Committee of the Company composed of a majority of disinterested directors (the "Committee"). Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

(a)	to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each of the Options and whether such Options shall be ISOs or Non-Qualified Options;

(b)	to interpret the Plan;

(c)	to prescribe, amend and rescind the rules and regulations relating to the Plan;

(d)	to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

(e)	to accelerate the vesting of any outstanding Options; and

(f)	to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee." The Committee's determination on the matters referred to in this Section 2 shall be conclusive.

3.    Shares Subject to the Plan

(a)	The total number of shares of Common Stock for which Options may be granted under the Plan shall be 20% of the issued and outstanding shares of the Common Stock of the Company in any given calendar year.

(b)	The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

(c)	The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Options shall thereafter be available for the grant of new Options under the plan.

4.    Eligibility

(a)	Options may be granted under the Plan only to directors, officers and employees of, and consultants to, the Company or any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary"). The term "Company" when used in the context of an Optionee's employment, shall be deemed to include the Company and its Subsidiaries.

(b)	Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options other than under the Plan for proper corporate purposes.

5.     Terms of Options

        The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

(a)	The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section 5) of the shares of Common Stock as of the date such Option is granted.

(b)	The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

(c)	The expiration of each Option (the "Expiry Date") shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that no Option shall be exercisable after the expiration of five (5) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.

(d)	Options shall be exercised by the delivery, to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Secretary), of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company, (iii) at the discretion of the Committee, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Committee, and using the proceeds as payment of such purchase price, and subject to compliance with all applicable securities laws, or (iv) by any combination of the methods of payment described in (i) through (iii) above. The Common Stock purchased shall thereupon be promptly delivered to the Optionee; provided, however, that the Company may in its discretion, require that an Optionee pay to the Company or any Subsidiary, at the time of exercise, such amount as the Company deems necessary to satisfy any obligation to withhold federal, state, provincial or local income or other taxes incurred by reason of the exercise or transfer of share thereupon as provided in Section 10 of this Plan.

(e)	An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

(f)	An Option shall not be transferred, except by beneficiary designation, will or the laws of descent and distribution, and during the lifetime of an Optionee, may be exercised only by the Optionee or by the Optionee's guardian or legal representative. With respect to Non-Qualified Options, an Option may be transferred by a permitted transferee of the Optionee or by that permitted transferee's guardian or legal representative. No Option granted under the Plan or interest in it may be pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or other process.

(g)	For the purposes of the Plan, the Fair Market Value of the Common Stock as of any date shall be as determined in good faith by the Committee and such determination shall be binding upon the Company and upon the Optionee. The Committee may make such determination (i) if the Common Stock is not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the lowest bid and the highest asked quotations on the date of grant (as reported by a recognized stock quotation service - i.e. OTC BB) or, if there are no such bid and asked quotations on the date of grant, then upon the basis of the mean between the lowest bid and the highest asked quotations on the date nearest the date of grant or (ii) in case the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ") or listed on one or more national securities exchanges, the Fair Market Value of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ or the principal national securities exchange on which the Common Stock is listed and traded on the date of grant, or, if there is no such sale on that date, then on the last preceding date, on which such a sale was reported.

(h)	Unless otherwise approved in writing by the Committee, a participant must remain an officer, director, employee or consultant of the Company for a minimum period of six (6) months, at which time the option will properly vest in the name of the Optionee.

6.     Restriction on Shares

        As a condition to the exercise of any Option, the Optionee will represent, warrant and agree with the Company as follows, unless the shares of Common Stock are registered under the Securities Act of 1933, as amended (the "Act"), as noted below:

(a)	The Optionee is purchasing the shares of Common Stock with respect to which such Option is being exercised for his, her or its own account for investment and not with any present intention to resell or distribute such shares of Common Stock.

(b)	The Optionee has been advised that the issuance of said shares of Common Stock has not been registered under the Act, and that said shares must be held by him, her or it indefinitely unless (i) distribution of said shares of Common Stock has been registered under the Act, (ii) a sale of said shares of Common Stock is made in conformity with the provisions of SEC Rule 144 or (iii) in the opinion of counsel acceptable to the Company some other exemption from registration is available.

(c)	The Optionee will not make any sale, transfer or other disposition of said shares of Common Stock except in compliance with the Act and the Rules and Regulations thereunder. The Optionee is familiar with all of the provisions of Rule 144, including (without limitation) the holding period thereunder.

(d)	The Optionee understands that the Company is under no obligation to register the sale, transfer or other disposition of said shares of Common Stock by him, her or it, or on his, her or its behalf, or to take any other action necessary in order to make compliance with an exemption from registration available. In particular (but without limitation), the Company is under no obligation to make available adequate current public information to enable the Optionee to utilize Rule 144.

(e)	The Optionee understands that stop transfer instructions will be given to the Company's transfer agent with respect to said shares and that there will be given on the certificates for said shares of Common Stock a legend stating in substance:

"The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement under the Act, an exemption from registration under Rule 144 of the Act with an opinion of counsel acceptable to the Company that an exemption from registration is available."

        If the Company should elect in the future to register under the Act shares of Common Stock issuable under this Plan, the Committee may modify or eliminate each of the foregoing representations and warranties as the Committee may deem appropriate.

        If at any time the Company shall be advised by counsel that certain requirements under the federal or state securities laws must be met before shares of Common Stock may be issued under the Plan, the Company shall notify Optionee thereof and the Company shall have no liability for failure to issue shares of Common Stock upon any exercise of Options because of a delay pending the meeting of any such requirements.

7.     Special Provisions Applicable to ISOs

        The following special provisions shall be applicable to ISOs granted under the Plan:

(a)	No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders.

(b)	If an ISO is granted to a person who owns, directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock totaling more than 10% of the total combined voting power of all classes of outstanding stock of the Company, (i) the exercise price of the shares subject to the Option shall not be less than 110% of the Fair Market Value of such shares as of the date such Option is granted and (ii) such Option by its terms is not exercisable more than five (5) years after the date it is granted.

(c)	If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under this Plan or any other ISO plan of the Company) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

(d)	If an employee or consultant is terminated, other than by death or disability, the ISOs granted pursuant to the Plan must be exercised within six (6) months of such termination or any shorter period provided for under the Option Agreement evidencing such ISOs..

8. Adjustment Upon Changes in Capitalization

(a)	In the event that the outstanding shares of Common Stock are changed by reason of reorganization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, taken private, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall, at the time of issuance of the Common Stock under such Corporate Event, be entitled to receive upon the exercise of an Option the same number and kind of shares of Common Stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of any such Corporate Event as if the Optionee had been, immediately prior to such Corporate Event, the holder of the number of shares of Common Stock covered by the Option, provided, however, that the Committee may, in its discretion, (i) accelerate the exercisability of outstanding Options, and shorten the term thereof; to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event.

(b)	Any adjustment under this Section 8 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the resulting adjustment must be revised to the next lower whole number of shares.

9.     Termination, Modification and Amendment

(a)	The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan.

(b)	The Plan may at any time be terminated or, from time to time, be modified or amended by the Committee; provided, however, that the Committee shall not, without approval by the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Florida law, (i) increase (except as provided by Section 8) the maximum number of shares of Common Stock; as to which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, or (iii) change the class of persons eligible to receive Options under the Plan.

(c)	No termination, modification or amendment of the Plan shall adversely affect the rights conferred by any outstanding Options without the consent of the affected Optionee.

(d)	If an Optionee ceases to be a director, officer, employee or consultant of the Company or its subsidiaries, each Option held by the Optionee granted under the Plan shall be exercisable as follows:

(1)

Death or Disability. If an Optionee ceases to be a director, officer, employee or consultant due to death or Disability, as defined below, or in the case of a company, the death or Disability of the person who provided management or consultant services to the Company, each Option will be exercisable at any time up to but not after the earlier of the Expiry Date of that Option or six months after the date of death or Disability (For the purposes of the Plan, Disability shall be considered a permanent disability within the meaning of Section 22(e)(3) of the Code); or

Exclusion from Severance/Retirement/Termination Settlement. The loss of the right to purchase shares under this paragraph will not give rise to any right to damages and will not be included in the calculation or, nor form any part of any severance allowance, retirement allowance or termination settlement of any kind whatsoever in respect of such Optionee.

	(2)	Termination of Employment (Except by Death or Disability). If an Optionee's employment terminates for any reason other than the Optionee's death or Disability, then the Optionee's Options will expire on the earliest of the following:

		i.	The Expiry Date of the Options:

		ii.	Three months after termination of Optionee's employment; or

		iii.	The date of the termination of the Optionee's employment for Cause, as defined below.

        Notwithstanding the provisions of subsection 9(d)(2) above, the Committee, in its sole discretion, may permit an Optionee to exercise his or her Options on a date more than three months after the termination of the Optionee's employment for reasons other than Cause, Disability or death. If the Option is exercised after that date, the exercised Option may not qualify for favorable tax treatment as an ISO. For purposes of the Plan, "Cause" means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state, or the laws of Canada or any province, (iii) negligence or misconduct in the performance of Optionee's duties or (iv) material breach of Optionee's obligations under any agreement or arrangement with the Company, a Subsidiary or any affiliate thereof (including under the terms of any loan made to the Optionee).

        The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the Optionee's employment terminated (or became exercisable as a result of the termination). If the Optionee dies after termination of employment but before the expiration of the Optionee's Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of Non-Qualified Stock Options only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee's employment terminated (or became exercisable as a result of the termination).

(e)	In the event of a merger, business combination, or acquisition of all the issued and outstanding share capital of the Company, each Option held by an Optionee will be exercisable at any time up to but not after the earlier of Expiry Date of that Option, or 30 days after the closing of the merger, business combination or acquisition of all the issued and outstanding share capital of the Company.

10.     Withholding

        The Company or the subsidiary which employs an Optionee under this Plan, as the case may be, may take such action as it deems necessary or appropriate for the withholding of any taxes which the Company or such subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of Options. Such action may include, but shall not be limited to, the withholding of all or any portion of the shares of the Common Stock subject to such Option until the participant reimburses the Company or its Subsidiary for the amount which the Company or such Subsidiary is required to withhold with respect to such taxes.

11.     Effectiveness of the Plan

        The Plan shall become effective upon adoption by the Board of Directors of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

12.     Not a Contract of Employment

        Nothing contained in this Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer on any Optionee any right to remain in the employ of the Company or any Subsidiary.

13.     Governing Law

        The Plan shall be governed by the laws of the State of Florida without reference to principles of conflict of laws thereof.

14.     No Obligation to Exercise Option

        Granting of an Option shall impose no obligation on the Optionee to exercise such Option.